                        ADDENDUM TO MANAGEMENT AGREEMENT

         This Addendum, dated as of December 1, 2000, supplements the Management
Agreement (the "Agreement") dated as of November 16, 1998, by and between
American Century Variable Portfolios, Inc., ("ACVP") and American Century
Investment Management, Inc. ("ACIM").

         IN CONSIDERATION of the mutual promises and conditions herein contained, the parties agree as follows (all capitalized terms used herein and not otherwise defined having the meaning given them in the Agreement):

         1. ACIM shall manage the following series (the "New Series") of shares to be issued by ACVP, and for such management shall receive the Applicable Fee set forth below:

       Name of Series                              Applicable Fee
       --------------                              --------------

       VP Equity Index Fund                        0.49%

       VP Global Growth Fund                       1.30% on first $1 billion
                                                   1.15% on next $1 billion
                                                   1.05% thereafter

       VP Growth Fund                              1.00%

       VP Ultra Fund                               1.00% on first $20 billion
                                                   0.95% thereafter

       VP Vista Fund                               1.00%

         2. ACIM shall manage the New Series in accordance with the terms and conditions specified in the Agreement for its existing management responsibilities.

         IN WITNESS WHEREOF, the parties have caused this Addendum to the
Agreement to be executed by their respective duly authorized officers as of the day and year first above written.

Attest:                                     AMERICAN CENTURY
                                                   VARIABLE PORTFOLIOS, INC.

/s/ Janet A. Nash                           /s/ David C. Tucker
Janet A. Nash                               David C. Tucker
Assistant Secretary                         Senior Vice President

Attest:                                     AMERICAN CENTURY INVESTMENT
                                                   MANAGEMENT, INC.

/s/ Charles A. Etherington                  /s/ David C. Tucker
Charles A. Etherington                      David C. Tucker
Assistant Secretary                         Senior Vice President